SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                              TRIMFAST GROUP, INC.
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               (Exact name of Registrant as specified in charter)

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest Reported event) December 22, 2000

           Nevada                        0-26675                 88-0367136
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  (State or other jurisdiction          (Commission              (IRS Employer
        Of incorporation)                File No.)                I.D.  No.)


     777 S. Harbour Island Blvd. Suite 780 Tampa, Florida              33602
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       (Address of principal executive offices)                      (Zip code)

Registrant's Telephone Number, including area code        (813)275-0050
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Item 3.  Bankruptcy or Receivership

         On December 22, 2000 the United States Bankruptcy Court for the Middle District of Florida issued an order dismissing the Chapter 11 case which was pending before the court. The order was entered on the Company's Motion to Dismiss. (Case No. 00-17003-8C1)


Item 5.  Other events

         In satisfaction of various creditor claims and lawsuits, the Company has issued the following shares:

      Aryeh Trading Corp,     357,000 shares plus cash in the amount of $25,000

      Five Star Brands        275,000 shares plus cash in the amount of
                              $25,615.85

      Nutraline Distributors  15,000 shares plus cash in the amount of
                              $16,311.56

      Eclipse Packaging       14,000 shares plus cash in the amount of
                              $1,481.09

      Calp II LP              680,000 shares

      Gibralt US Inc.         1,475,000 shares

      Cranshire Capital       1,250,000 shares plus $150,000

      S. Robert Productions   500,000 shares

      Dotcom Fund LLC         750,000 shares

         In addition the Company issued a total of 2,297,775 shares to Michael Muzio in consideration for the forgiveness of $964,567.66 in debt which the Company owed to Mr. Muzio.

         Following the issuance of the above shares, there are a total of 12,950,413 shares of the Company's common stock issued and outstanding.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TrimFast Group, Inc. .


     /s/Michael Muzio
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BY:   Michael Muzio, president


Dated: This 27th day of December 2000